As filed with the Securities and Exchange Commission on August 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Fuel Gas Company

(Exact name of registrant as specified in its charter)

New Jersey	13-1086010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices Including Zip Code)

National Fuel Gas Company Tax-Deferred Savings Plan

(Full title of the plan)

David P. Bauer

President and Chief Executive Officer

6363 Main Street

Williamsville, New York 14221

(Name and address of agent for service)

(716) 857-7000

(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all orders, notices and communications to:

James P. Baetzhold, Esq.

6363 Main Street

Williamsville, New York 14221

(716) 857-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

National Fuel Gas Company (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 350,000 shares of Common Stock, par value $1.00 per share, under the National Fuel Gas Company Tax-Deferred Savings Plan (the “Plan”) for which previously filed registration statements on Form S-8 relating to the Plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-03055) filed by the Registrant on May 1, 1996 and the Registration Statement on Form S-8 (Registration No. 333-102220) filed by the Registrant on December 26, 2002, including, in each case, all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The following documents filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K (SEC File No. 001-03880) for the fiscal year ended September 30, 2022, filed with the SEC on November 18, 2022;

(b)

The Registrant’s Quarterly Reports on Form 10-Q (SEC File No. 001-03880) for the quarterly periods ended (i) December  31, 2022, filed with the SEC on February 3, 2023, (ii) March  31, 2023, filed with the SEC on May 4, 2023, and (iii) June  30, 2023, filed with the SEC on August 3, 2023;

(c)	The Registrant’s Current Reports on Form 8-K (SEC File No. 001-03880), filed with the SEC on December 6, 2022, March 9, 2023 (Items 5.02 and 5.07 only) and May 18, 2023;

(d)	The Plan’s Annual Report on Form 11-K (SEC File No. 001-03880) for the year ended December 31, 2022, filed with the SEC on June 22, 2023; and

(e)

The description of the Registrant’s Common Stock contained in the Registration Statements on Form 8-A filed with the SEC under Section  12(b) of the Exchange Act, as updated by the description of the Registrant’s Common Stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2019 and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 14A:3-5 of the New Jersey Statutes Annotated provides:

“INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

(1) As used in this section,

(a) “Corporate agent” means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

(b) “Other enterprise” means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

(c) “Expenses” means reasonable costs, disbursements and counsel fees;

(d) “Liabilities” means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

(e) “Proceeding” means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

(f) References to “other enterprises” include employee benefit plans; references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the indemnifying corporation” include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

(a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

(b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

(3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

(4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

(5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

(a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

(b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

(c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

(6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

(7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

(i)

may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

(ii)

may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

(b) Application for such indemnification may be made

(i)	in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

(ii)

to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

The application shall set forth the disposition of any previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

(8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S. 14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

(9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

(10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

(11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

(12) This section does not limit a corporation’s power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent’s appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

(13) A right to indemnification or to advancement of expenses in favor of an officer or director pursuant to a corporation’s certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to the certificate of incorporation or bylaws after the occurrence of an act or omission that is the subject of a civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the certificate of incorporation or bylaws in effect at the time of the act or omission explicitly authorizes that elimination or impairment after the action or omission has occurred.”

Restated Certificate of Incorporation

Article Ninth of the Registrant’s Restated Certificate of Incorporation, as amended, provides as follows:

“No director or officer of this corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto.”

By-Laws

Article II, Section 8 of the By-Laws of the Registrant provides as follows:

“A. The Corporation shall indemnify any person who is or was a director or officer of the Corporation, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey as now or hereafter in effect, including, without limitation, the indemnification permitted by N.J.S.A. § 14A:3-5(8), against all liabilities (including amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (including, without limitation, attorneys’ fees and disbursements) imposed upon or incurred by such person in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (“Proceeding”) in which such person may be made, or threatened to be made, a party, or in which such person may become involved by reason of such person being or having been a director or officer of the Corporation or any subsidiary of the Corporation, or of serving or having served at the request of the Corporation or a subsidiary of the Corporation as a director, officer, trustee, employee or agent of, or in any other capacity with, another foreign or domestic corporation, or any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit.

B. The right to indemnification conferred by this Article II Section 8 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any Proceeding in advance of its final disposition, and the Corporation shall, to the fullest extent permitted by law, promptly advance expenses (including, without limitation, attorneys’ fees and disbursements) that are incurred, from time to time, in connection therewith by any such current or former director or officer of the Corporation, subject to the receipt by the Corporation of an undertaking of such person as required by law.

C. Nothing in this Article II Section 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys’ fees) on their behalf and to purchase and maintain insurance on behalf of any corporate agent, including any person who is or was a director, officer, employee or agent of the Corporation, in connection with any Proceeding.

D. The indemnification provided by this Article II Section 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or otherwise. The indemnification provided by this Article II Section 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal or legal representative of any deceased director or officer.

E. Any repeal or modification of this Article II Section 8 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing prior to such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.”

Indemnification Agreements

The Registrant has entered into an Indemnification Agreement with each of its directors (each, a “Director”). The Indemnification Agreement provides that the Registrant will indemnify the Director against any and all expenses, judgments, costs, fines and amounts paid in settlement (collectively, “Losses”), to the fullest extent permitted by law, in connection with any present or future threatened, pending or completed proceeding based upon, arising from, relating to, or by reason of the Director’s status as a director, officer, employee, agent or fiduciary of the Registrant or any other entity the Director serves at the request of the Registrant. In addition, the Registrant will advance, to the extent not prohibited by law, the expenses incurred by the Director in connection with any proceeding.

No indemnification may be made to the Director with respect to any proceeding if a final judgment adverse to the Director establishes that the Director engaged in disqualifying conduct. “Disqualifying conduct” means that the Director’s actions or omissions (i) were in breach of the Director’s duty of loyalty to the Registrant and its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by the Director of an improper personal benefit.

Notwithstanding any other provision in the Indemnification Agreement, the Registrant will not be obligated to make any indemnity or advance in connection with any claim made against the Director:

(a)    for which payment has actually been made to the Director under any insurance policy, other indemnity provision, contract or agreement;

(b)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by the Director of securities of the Registrant that did, in fact, violate Section 16(b) of the Exchange Act or (ii) any reimbursement of the Registrant by the Director of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Director from the sale of securities of the Registrant, as required in each case under the Exchange Act;

(c)    except as otherwise provided in the Indemnification Agreement, in connection with any proceeding initiated by the Director alone or in concert with others, including any proceeding initiated by the Director against the Registrant or its directors, officers, employees or other Directors, unless (i) the Board of Directors authorized the proceeding prior to its initiation, or (ii) the Registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the Registrant under applicable law; or

(d)    in the event that the Registrant is advised, in a written opinion of its regular outside legal counsel, that the Registrant’s performance of any provision of the Indemnification Agreement would violate Section 13(k) of the Exchange Act.

To the fullest extent permitted by applicable law, if the indemnification provided for in the Indemnification Agreement is unavailable to the Director for any reason, then the Registrant will contribute to Losses incurred by the Director in such proportion as reflects (a) the relative benefits received by the Registrant, on the one hand, and the Director, on the other hand, as a result of the events or transactions giving rise to the proceeding, or (b) if the allocation described in clause (a) above is not permitted by applicable law, the relative fault of the Registrant, on the one hand, and the Director, on the other hand, in connection with such events or transactions.

The Indemnification Agreement provides that, to the extent a change in New Jersey law permits greater indemnification or advancement of expenses than would be afforded under the Registrant’s Certificate of Incorporation, By-laws and the Indemnification Agreement, it is the intent of the parties that the Director will enjoy the greater benefits afforded by the change.

The Registrant also maintains directors’ and officers’ liability insurance coverage with respect to acts or omissions by such directors and officers in their capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of National Fuel Gas Company dated September 21, 1998; Certificate of Amendment of Restated Certificate of Incorporation dated March 14, 2005 (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for fiscal year ended September 30, 2012, filed on November 21, 2012 and incorporated herein by reference (SEC File No. 001-03880)).

4.2	Certificate of Amendment of Restated Certificate of Incorporation, as amended, of National Fuel Gas Company (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 16, 2021 and incorporated herein by reference (SEC File No. 001-03880)).

4.3	National Fuel Gas Company By-Laws as amended and restated June 15, 2022 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 15, 2022 and incorporated herein by reference (SEC File No. 001-03880)).

4.4	National Fuel Gas Company Tax-Deferred Savings Plan.

4.5	Amendment No. 1 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.6	Amendment No. 2 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.7	Amendment No. 3 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.8	Amendment No. 4 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.9	Amendment No. 5 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.10	Amendment No. 6 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.11	Amendment No. 7 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.12	Amendment No. 8 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.13	Amendment No. 9 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.14	Amendment No. 10 to the National Fuel Gas Company Tax-Deferred Savings Plan.

Exhibit Number	Description

4.15	Amendment No. 11 to the National Fuel Gas Company Tax-Deferred Savings Plan.

4.16	Amendment No. 12 to the National Fuel Gas Company Tax-Deferred Savings Plan.

5.1	Opinion of Lowenstein Sandler LLP.

5.2*	Internal Revenue Service determination letter dated January 26, 2017 that the Plan is qualified under Section 401 of the Internal Revenue Code.

*	The Registrant previously submitted the Plan to the Internal Revenue Service (the “IRS”) and received a determination letter from the IRS confirming that the Plan was qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan’s most recent determination letter from the IRS is dated January 26, 2017 and is filed herewith. The Registrant undertakes to make any changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

23.3	Consent of Netherland, Sewell & Associates, Inc. regarding Seneca Resources Company, LLC.

23.4	Consent of Bonadio & Co., LLP.

107	Filing Fee Table.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on this 11th day of August, 2023.

NATIONAL FUEL GAS COMPANY

By:	/s/ D. P. Bauer
D. P. Bauer
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ D. F. Smith	Chairman of the Board and Director	August 11, 2023
D. F. Smith

/s/ D. P. Bauer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2023
D. P. Bauer

/s/ T. J. Silverstein	Treasurer and Principal Financial Officer	August 11, 2023
T. J. Silverstein

/s/ E. G. Mendel	Controller and Principal Accounting Officer	August 11, 2023
E. G. Mendel

/s/ D. H. Anderson	Director	August 11, 2023
D. H. Anderson

/s/ B. M. Baumann	Director	August 11, 2023
B. M. Baumann

/s/ D. C. Carroll	Director	August 11, 2023
D. C. Carroll

/s/ S. C. Finch	Director	August 11, 2023
S. C. Finch

/s/ J. N. Jaggers	Director	August 11, 2023
J. N. Jaggers

/s/ R. Ranich	Director	August 11, 2023
R. Ranich

/s/ J. W. Shaw	Director	August 11, 2023
J. W. Shaw

/s/ T. E. Skains	Director	August 11, 2023
T. E. Skains

/s/ R. J. Tanski	Director	August 11, 2023
R. J. Tanski

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the National Fuel Gas Company Tax-Deferred Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Amherst, State of New York, on this 11th day of August, 2023.

By:	/s/ E. G. Mendel
E. G. Mendel
Chair of the National Fuel Gas Company
Tax-Deferred Savings Plan Committee